[DESCRIPTION] Exhibit 11
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                                                                                                   EXHIBIT 11
                                                                                                   ----------

                        TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
             PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                             (In thousands, except per-share amounts.)


                                                              For Three Months Ended    For Nine Months Ended
                                                              ----------------------    ---------------------
                                                               Sept 30      Sept 30      Sept 30      Sept 30
                                                                 1997         1996         1997         1996
                                                              ---------    --------     ---------     -------
Income (loss) from continuing operations...................  $  239,301   $(179,585)   $  564,840    $ (6,538)
  Add:
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted.............          --          --            --          --
                                                              ---------    --------     ---------     -------
Income (loss) from continuing operations...................     239,301    (179,585)      564,840      (6,538)
Discontinued operations:
  Income from operations...................................          --      32,011        52,718      97,796
  Gain on sale.............................................   1,472,710          --     1,472,710          --
                                                              ---------    --------     ---------     -------
Net income (loss)..........................................  $1,712,011   $(147,574)   $2,090,268    $ 91,258
                                                              =========    ========     =========     =======


Earnings (loss) per Common and Common Equivalent Share:
Weighted average common shares outstanding.................     193,190     189,723       191,803     189,565
  Weighted average common equivalent shares:
    Stock option and compensation plans....................       5,204          --         4,721       2,280
    Convertible debentures.................................       1,580          --         2,184          --
                                                                -------     -------       -------     -------
Weighted average common and common equivalent shares.......     199,974     189,723       198,708     191,845
                                                                =======     =======       =======     =======


Earnings (loss) per Common and Common Equivalent Share:
  Income (loss) from continuing operations.................    $   1.20    $  (0.95)     $   2.84    $  (0.03)
  Discontinued operations:
    Income from operations.................................          --        0.17          0.27        0.51
    Gain on sale...........................................        7.36          --          7.41          --
                                                                -------     -------       -------     -------
  Net income (loss)........................................    $   8.56    $  (0.78)     $  10.52    $   0.48
                                                                =======     =======       =======     =======


Earnings (loss) per Common Share Assuming Full Dilution:
Weighted average common shares outstanding.................     193,190     189,723       191,803     189,565
  Weighted average common equivalent shares:
    Stock option and compensation plans....................       5,635          --         6,094       2,662
    Convertible debentures.................................       1,580          --         2,184          --
                                                                -------     -------       -------     -------
Weighted average common and common equivalent shares.......     200,405     189,723       200,081     192,227
                                                                =======     =======       =======     =======

Earnings (loss) per Common Share Assuming Full Dilution:
  Income (loss) from continuing operations.................    $   1.19    $  (0.95)     $   2.82    $  (0.03)
  Discontinued operations:
    Income from operations.................................          --        0.17          0.27        0.50
    Gain on sale...........................................        7.35          --          7.36          --
                                                                -------     -------       -------     -------
  Net income (loss)........................................    $   8.54    $  (0.78)     $  10.45    $   0.47
                                                                =======     =======       =======     =======




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